UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

March 1, 2024

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported on our Current Report on Form 8-K filed on February 21, 2023, Gaucho Group Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 3i, LP (“3i”), pursuant to which the Company sold to 3i a series of senior secured convertible notes of the Company in the aggregate original principal amount of $5,617,978 (the “Notes”), and a series of common stock purchase warrants of the Company, which warrants shall be exercisable into an aggregate of 337,710 shares of common stock of the Company for a term of three years (the “Warrants,” and together with the Purchase Agreement and Notes, the “Note Documents”). For the full description of the Note Documents, please refer to our Current Report on Form 8-K and the exhibits attached thereto as filed with the SEC on February 21, 2023. All terms not defined herein shall refer to the defined terms in the Note Documents.

On March 6, 2024, the Company received an Event of Default notice from 3i regarding an Event of Default arising under the Note Documents for failure to cure a Conversion Failure for a Conversion Notice submitted by 3i on February 20, 2024, and demanding immediate payment of the Event of Default Redemption Price equal to a minimum of $3,460,510.33.

Please also refer to our Current Reports on Forms 8-K as filed with the SEC on February 27, 2024 and March 1, 2024 regarding prior notices of Events of Default arising under the Note Documents.

Upon an Event of Default, the interest rate on the outstanding principal will automatically be increased from 7% to 18% per annum, and 3i may require the Company to redeem all or any portion of the Note at a price equal to the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) the redemption premium of 115%, and (ii) the product of (X) the conversion rate in effect at such time as 3i delivers an Event of Default redemption notice, multiplied by (Y) the product of (1) the redemption premium of 115% multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under the Note Documents.

Additionally, 3i may, at its option, convert the Note into shares of common stock of the Company at an alternate conversion price. The remedies provided in the Note are cumulative and in addition to all other remedies available to 3i at law or in equity (including a decree of specific performance and/or other injunctive relief).

In addition to the remedies provided under the Note Documents, 3i also holds a security interest in all of the assets of the Company, including intellectual property and the Company’s ownership interests in each of its subsidiaries, pursuant to that certain Security and Pledge Agreement and Intellectual Property Security Agreement each dated February 21, 2023 (together, the “Security Agreement”). Upon the occurrence of an Event of Default under the Note, the collateral agent appointed under the Security Agreement may exercise all of the rights and remedies of a secured party upon default under the New York Uniform Commercial Code, and may, among other things, (i) take absolute control of the collateral and receive, for the benefit of 3i, all payments made thereon, give all consents, waivers, and ratifications in respect thereof and otherwise act with respect thereto as through it were the outright owner thereof, (ii) require each grantor to make the collateral available to the collateral agent, and (iii) sell, lease, license, or dispose of the Collateral.

The Company believes that this notice of an Event of Default from 3i is in response to the Company’s lawsuit filed in the United States District Court for the District of Delaware alleging that 3i engaged in an unlawful securities transaction with the Company as an unregistered dealer under U.S. securities laws. 3i is considered a “dealer” within the meaning set forth in Section 3(a)(5)(A) the Securities Exchange Act of 1934 (“Exchange Act”) and, therefore, violated Section 15(a) by engaging in interstate securities transactions with the Company absent effective dealer registration. Because of 3i’s violations of Section 15(a) of the Exchange Act, the Company is seeking to have certain contracts between it and 3i declared void and transactions effectuated thereunder rescinded pursuant to Section 29(b) of the Exchange Act. Please see our Current Report on Form 8-K as filed with the SEC on February 20, 2024.

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on our Current Report on Form 8-K filed on November 27, 2023, Gaucho Group Holdings, Inc. (the “Company”) commenced a private placement of shares of common stock for gross proceeds of up to $4,000,000 at a price per share which equals the Nasdaq Rule 5653(d) Minimum Price definition, but in no event at a price per share lower than $0.60 (the “Private Placement”).

On March 1, 2024, pursuant to the Private Placement, the Company issued a total of 400,000 shares of common stock for gross proceeds of $240,000 at $0.60 per share.

As announced in our Current Report on Form 8-K filed with the SEC on March 1, 2024, on February 29, 2024, the stockholders of the Company approved, for purposes of Nasdaq Rule 5635(d), the full issuance of shares of our common stock to be issued in a private placement of common stock for gross proceeds of up to $7.2 million pursuant to Rule 506(b) of the Securities Act of 1933, as amended (the “Securities Act”).

Each investor in the Private Placement has certain anti-dilution protections for a period of 18 months following each closing of the Private Placement. If, during the 18-month period following each closing of the Offering, the Company issues or sells any shares of common stock of the Company (a “Dilutive Issuance”), then each participant in the Offering will automatically be issued such number of shares of common stock as is necessary to maintain the percentage ownership that such participant would have had if the Dilutive Issuance had not occurred. With respect to the issuance of any securities to 3i pursuant to the Securities Purchase Agreement dated February 21, 2023 and the Convertible Promissory Note dated February 21, 2023 as a result of Dilutive Issuances, the participant shall not be entitled to any additional Dilutive Issuances beyond the initial Dilutive Issuance. Further, at such time that the participant disposes of its shares acquired in the Private Placement, all rights to any Dilutive Issuance shall cease.

The Private Placement is conducted pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated under the Securities Act. The shares are only offered to a small select group of accredited investors, as defined in Rule 501 of Regulation D, all of whom have a substantial pre-existing relationship with the Company. The Company filed a Form D on December 15, 2023, amended on January 11, 2024, and amended on February 12, 2024.

This current report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 2.04 of this Current Report on Form 8-K is incorporated herein by reference into this Item 7.01 in its entirety.

The information furnished with this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On March 5, 2024, Gaucho Group Holdings, Inc. issued a press release regarding the launch of the newly revised website for its subsidiary, Algodon Wine Estates. The full text of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished with this Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated March 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 7th day of March 2024.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO